Exhibit 99.1

Rumble Reports First Quarter 2026 Results

~ Acquisition of Northern Data Remains on Track, All Necessary Regulatory Milestones Achieved ~

~ Northern Data Reports Q1 2026 Revenue of EUR 42 Million; GPU Utilization Reached Approximately 85% in March 2026 ~

~ Record Q1 Rumble Revenue up 7% Year-over-Year to $25.5 Million ~

~ Strong Sequential MAU Growth Driven by Rumble Shorts and International Expansion ~

LONGBOAT KEY, Fla., May 14, 2026 (GLOBE NEWSWIRE) -- Rumble Inc. (Nasdaq: RUM), the Freedom-First technology platform, today announced financial results for the fiscal quarter ended March 31, 2026.

Q1 2026 Key Highlights and Key Items

●	Record first quarter revenue of $25.5 million, growth of 7% from $23.7 million in the first quarter of 2025.

●	Our exchange offer for Northern Data AG (“Northern Data”) (ETR: NB2) remains on track for closing in mid-June 2026, subject to satisfaction or waiver of the remaining offer conditions.

●	We believe the combined company will benefit from a diversified earnings profile and, on a pro forma basis, would have generated approximately $75 million in revenue in the first quarter of 2026.(1)

●	Average global Monthly Active Users (“MAUs”) of 56 million in the first quarter of 2026, a sequential increase of 8% from the fourth quarter of 2025. The increase is driven by Rumble Shorts and international expansion. In May, Rumble Shorts set a new record of roughly 2 million unique video views in a single day.

●	Announced the appointment of Michael Masci as Chief Financial Officer, succeeding Brandon Alexandroff who transitioned to a strategic advisor role to the CEO. Mr. Masci is a seasoned technology executive with deep expertise in AI and cloud infrastructure, most recently serving as Vice President of Product Management at Intel Corporation, bringing a rare combination of technical fluency and financial discipline to the role.

●	Launched the Rumble Wallet in partnership with Tether. Rumble Wallet is a non-custodial cryptocurrency wallet integrated into the Rumble platform, that currently supports Bitcoin (BTC), Tether (USDT), Tether Gold (XAUT) and USAT, Tether’s made-in-America, U.S. dollar-backed stablecoin, enabling creators to receive direct, borderless crypto payments without intermediaries.

[1]	Pro forma revenue as presented in this press release represents the combined Rumble and Northern Data revenue for the first quarter of 2026, after converting EUR to USD. Northern Data revenue was prepared in accordance with IFRS and adjustments may be required to conform to U.S. GAAP. This does not represent pro forma financial information prepared in accordance with Section 11 of Regulation S-X under the Securities Exchange Act of 1934, as amended.

●	Announced an exclusive video and live streaming distribution agreement with The Dan Bongino Show, making Rumble the sole platform for daily live streams of the show, further strengthening the Company’s position in independent media content.

Northern Data Update

Yesterday, we announced the results of the initial acceptance period for our exchange offer to acquire all outstanding shares of Northern Data. A total of 5,708,665 shares were tendered within the initial acceptance period that ended on May 9, 2026. Including shares committed under transaction support agreements, Rumble has now secured approximately 81.3% of Northern Data’s outstanding shares. Following a limited additional acceptance period, which will commence on May 15, 2026 and end on June 1, 2026, we expect to close the exchange offer in mid-June 2026, with the delisting of Northern Data shares to follow. The exchange offer reflects Rumble’s best and final exchange ratio of 2.0281 newly issued shares of Rumble Class A common stock for each Northern Data share, and is not conditioned upon a minimum tender threshold. Northern Data’s Management Board and Supervisory Board unanimously recommend acceptance of the offer.

On May 13, 2026, Northern Data published an operational update reporting Q1 2026 financial results.

Highlights from Northern Data’s Q1 2026 operational update include:

●	GPU utilization increased from 62% in December 2025 to approximately 85% in March 2026.

●	Delivered strong sequential quarterly revenue growth in Q1 2026 to EUR 43 million.

●	The Group confirmed its FY 2026 revenue outlook of EUR 130 million and EUR 150 million.

Northern Data’s Q1 2026 financial results and operational update are subject to Northern Data’s separate disclosure. Rumble’s exchange offer for Northern Data shares remains subject to the conditions described under “Important Information for Investors and Stockholders” below.

Q1 Financial Summary (Unaudited)

For the three months ended March 31,	2026	2025	Variance ($)	Variance (%)

Revenues	$25,459,796	$23,706,790	$1,753,006	7%

Expenses
Cost of services (content, hosting and other)	$26,997,183	$30,036,174	$(3,038,991)	(10)%
General and administrative	10,396,560	16,633,723	(6,237,163)	(37)%
Research and development	5,739,914	4,789,111	950,803	20%
Sales and marketing	8,532,481	3,638,926	4,893,555	134%

Revenues increased by $1.8 million to $25.5 million in the three months ended March 31, 2026 compared to the three months ended March 31, 2025, of which $2.6 million was attributable to an increase in Audience Monetization revenues, offset by a $0.8 million decrease in Other Initiatives revenues. The increase in Audience Monetization revenues was driven by $1.2 million in higher subscription revenue, $1.1 million from advertising revenue, and $0.3 million from licensing and tipping fees. The decrease in Other Initiatives revenue was due to a $1.0 million reduction in advertising inventory being monetized by our publisher network, offset by $0.2 million in higher cloud services offered.

Cost of services decreased by $3.0 million to $27.0 million in the three months ended March 31, 2026 compared to the three months ended March 31, 2025. The decrease was due to a reduction in programming and content costs of $2.3 million, as well as a decrease in other cost of services of $0.7 million.

General and administrative expenses decreased by $6.2 million to $10.4 million in the three months ended March 31, 2026 compared to the three months ended March 31, 2025. The decrease was primarily driven by a $6.7 million reduction in payroll and related expenses and a $0.4 million reduction in professional fees, partially offset by a $0.9 million increase in other administrative expenses.

Research and development expenses increased by $1.0 million to $5.7 million in the three months ended March 31, 2026 compared to the three months ended March 31, 2025. The increase was due to an increase in payroll and related expenses of $0.6 million and higher costs associated with computer software, hardware, and other expenditures used in research and development-related activities of $0.4 million.

Sales and marketing expenses increased by $4.9 million to $8.5 million in the three months ended March 31, 2026 compared to the three months ended March 31, 2025. The increase was attributable to higher marketing and public relations spend of $3.8 million, increased payroll and related expenses of $0.8 million, and higher consulting costs of $0.3 million.

As of March 31, 2026, Rumble had total liquidity of $233.4 million, consisting of $219.0 million in cash and cash equivalents and 210.82 Bitcoin, valued at $14.4 million.

Conference Call Webcast Information

Rumble will host a conference call at 5:00 p.m. Eastern Time today, Thursday, May 14, 2026, to discuss its quarterly results. Access to the live webcast and replay of the conference call will be available here and on Rumble’s Investor Relations website at investors.rumble.com under ‘News & Events.’

Notes on KPIs

Monthly Active Users (“MAUs”).

We use MAUs as a measure of audience engagement to help us understand the volume of users engaged with our content on a monthly basis. MAUs represent the total web, mobile app, and connected TV users of Rumble for each month, which allows us to measure our total user base calculated from data provided by Google, a third-party analytics provider. Google defines “active users” as the “[n]umber of distinct users who visited your website or application.” We have used the Google analytics systems since we first began publicly reporting MAU statistics, and the resulting data have not been independently verified.

As of July 1, 2023, Universal Analytics (“UA”), Google’s analytics platform on which we historically relied for calculating MAUs using company-set parameters, was phased out by Google and ceased processing data. At that time, Google Analytics 4 (“GA4”) succeeded UA as Google’s next-generation analytics platform, which has been used to determine MAUs since the third quarter of 2023 and which we expect to continue to use to determine MAUs in future periods. Although Google has disclosed certain information regarding the transition to GA4, Google does not currently make available sufficient information relating to its new GA4 algorithm for us to determine the full effect of the switch from UA to GA4 on our reported MAUs. Because Google has publicly stated that metrics in UA “may be more or less similar” to metrics in GA4, and that “[i]t is not unusual for there to be apparent discrepancies” between the two systems, we are unable to determine whether the transition from UA to GA4 has had a positive or negative effect, or the magnitude of such effect, if any, on our reported MAUs. It is therefore possible that MAUs that we reported based on the UA methodology or periods prior to July 1, 2023, cannot be meaningfully compared to MAUs based on the GA4 methodology in subsequent periods.

Average Revenue Per User (“ARPU”)

We use ARPU as a measure of our ability to monetize our user base. Quarterly ARPU is calculated as quarterly Audience Monetization revenue divided by MAUs for the relevant quarter (as reported by Google Analytics). ARPU does not include Other Initiatives revenue.

About Rumble

Rumble is a Freedom-First technology platform with a mission to protect a free and open internet. The platform spans cloud, AI, and digital media, including its namesake video service, and is built on a foundation of customer independence and free speech.

Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, we use certain non-U.S. GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-U.S. GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. We use the non-U.S. GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss) excluding interest income (expense), net, other income (expense), net, provision for income taxes, depreciation and amortization, share-based compensation expense, acquisition-related transaction costs, change in fair value of warrants, change in fair value of digital assets, and change in the fair value of derivative. The Company’s management believes that it is important to consider Adjusted EBITDA, in addition to net income (loss), as it helps identify trends in our business that could otherwise be masked by the effect of the gains and losses that are included in net income (loss) but excluded from Adjusted EBITDA.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income (loss), the nearest U.S. GAAP equivalent. As a result of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other financial results presented in accordance with U.S. GAAP.

Forward-Looking Statements

Certain statements in this press release and the accompanying conference call constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, results of operations, financial condition and cash flows (including revenues, operating expenses, and net income (loss)); our ability to meet working capital needs and cash requirements over the next 12 months; and our expectations regarding future results and certain key performance indicators. Certain of these forward-looking statements can be identified by using words such as “anticipates,” “believes,” “intends,” “estimates,” “targets,” “expects,” “endeavors,” “forecasts,” “could,” “will,” “may,” “future,” “likely,” “on track to deliver,” “continues to,” “looks forward to,” “is primed to,” “plans,” “projects,” “assumes,” “should” or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this press release are based on our current beliefs and expectations of our management as of the date of this press release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include risks related to the pending Northern Data business combination, including our ability to successfully complete the transaction, and, if completed, the success of the business following the transaction; the ability to successfully integrate Rumble’s and Northern Data’s businesses; the risk that the conditions to closing of the transaction are not satisfied in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the transaction; the risk that the transaction can negatively impact the ability of Rumble and Northern Data to retain customers, retain or hire key personnel, maintain relationships with their respective suppliers and customers, and on their operating results and businesses generally; the risk that the combined business may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; the risk of fluctuations in revenue due to lengthy sales and approval process required by major and other service providers for new products; the risk posed by potential breaches of information systems and cyber-attacks; the risks that Rumble, Northern Data or the post combination company may not be able to effectively compete, including through product improvements and development; the risk that Rumble, Northern Data or the post-combination company may not be able to meet surging AI compute demand by establishing business relationships with hyperscalers; the risk that the cloud, video, and content delivery network capabilities of Rumble, Northern Data or the post-combination company may not be sufficient to attract and continue to attract interest from system integrators and content creators and to create powerful funnel partnership opportunities for the combined platform; the risk that Rumble, Northern Data or the post combination company may not be able to accelerate delivery of next-generation cloud solutions and AI applications; our ability to grow and manage future growth profitably over time, maintain relationships with customers, compete within our industry and retain key employees; weakened global economic conditions may affect our business and operating results; our limited operating history makes it difficult to evaluate our business and prospects; we may not grow or maintain our active user base, and may not be able to achieve or maintain profitability; we may fail to maintain adequate operational and financial resources; we may be unsuccessful in attracting new users to our mobile and connected TV offerings; our traffic growth, engagement, and monetization depend upon effective operation within and compatibility with operating systems, networks, devices, web browsers and standards, including mobile operating systems, networks, and standards that we do not control; our business depends on continued and unimpeded access to our content and services on the internet and if we or those who engage with our content experience disruptions in internet service, or if internet service providers are able to block, degrade or charge for access to our content and services, we could incur additional expenses and the loss of traffic and advertisers; we face significant market competition, and if we are unable to compete effectively with our competitors for traffic and advertising spend, our business and operating results could be harmed; we rely on data from third parties to calculate certain of our performance metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; changes to our existing content and services could fail to attract traffic and advertisers or fail to generate revenue; we derive the majority of our revenue from advertising and the failure to attract new advertisers, the loss of existing advertisers, or the reduction of or failure by existing advertisers to maintain or increase their advertising budgets may adversely affect our business and operating results; we depend on third-party vendors, including internet service providers, advertising networks, and data centers, to provide core services; new technologies have been developed that are able to block certain online advertisements or impair our ability to deliver advertising, which could harm our operating results; we have offered and intend to continue to offer incentives, including economic incentives, to content creators to join our platform, and these arrangements may involve fixed payment obligations that are not contingent on actual revenue or performance metrics generated by the applicable content creator but rather are based on our modeled financial projections for that creator, which if not satisfied may adversely impact our financial performance, results of operations and liquidity; changes in tax rates, changes in tax treatment of companies engaged in e-commerce, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities may adversely impact our financial results; compliance obligations imposed by new privacy laws, laws regulating online video sharing platforms, other online platforms and online speech in certain jurisdictions in which we operate, or industry practices may adversely affect our business, financial performance, and operating results; we may become subject to newly enacted laws and regulations that restrict or moderate content on the internet; we are exposed to significant regulatory, operational, compliance, privacy, and legal risks related to age restriction or verification requirements and children’s online safety laws contemplated or enacted in various U.S. states and foreign jurisdictions; paid endorsements by our content creators may expose us to regulatory risk, liability, and compliance costs, and, as a result, may adversely affect our business, financial condition and results of operations; we have incurred and will incur significantly increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition, and results of operations; and those additional risks, uncertainties and factors described in more detail in Northern Data’s annual and interim financial reports made publicly available and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in our other filings with the SEC. We do not intend, and, except as required by law, we undertake no obligation to update any of our forward-looking statements after the issuance of this press release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements..

Rumble on Social Media

Investors and others should note that we announce material financial and operational information to our investors using our investor relations website (investors.rumble.com ), press releases, SEC filings and public conference ca ls and webcasts. We also intend to use certain social media accounts as a means of disclosing information about us and our services and to comply with our disclosure obligations under Regulation FD: the @rumblevideo X account (x.com/rumblevideo), the @rumble TRUTH Social account (truthsocial.com/@rumble ), the @chrispavlovski X account (x.com/chrispavlovski), and the @chris TRUTH Social account (truthsocial.com/@chris ), which Chris Pavlovski, our Chairman and Chief Executive Officer, also uses as a means for personal communications and observations. The information we post through these social media channels may be deemed material. Accordingly, investors should monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. The social media channels that we intend to use as a means of disclosing the information described above may be updated from time to time, as listed on our investor relations website.

Important Information for Investors and Stockholders

This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be commenced except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and/or a prospectus pursuant to the Regulation (EU) 2017/1129, as amended (the “EU Prospectus Regulation”).

The tender offer referenced in this press release (the “Offer”) is only being made pursuant to (i) the Registration Statement on Form S-4 and related information statement and other relevant documents filed by Rumble with the Securities and Exchange Commission (“SEC”), which has been declared effective, (ii) a securities prospectus in accordance with the EU Prospectus Regulation (the “EU Prospectus”) filed by Rumble with and approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin”) and (iii) a separate offer document (the “Offer Document”) which contains the terms and conditions of the Offer in detail as well as other information regarding the Offer. BaFin’s approval only confirms that the EU Prospectus meets the standards of completeness, comprehensibility and consistency required by law and shall not be considered as an endorsement of the Offer or Rumble’s stock. The Offer Document is not subject to review or registration proceedings of any securities regulator neither in nor outside the Federal Republic of Germany, and the Offer Document has not been approved or recommended by any such securities regulator, including the SEC or BaFin. Before making any voting or investment decision, investors and security holders of Northern Data are strongly advised to read (i) the Registration Statement and related information statement and all other relevant documents filed or that will be filed with the SEC, (ii) the EU Prospectus and (iii) the Offer Document in connection with the Offer, as they contain important information about the transaction. Holders of Northern Data shares will need to make their own decision whether to tender shares in the Offer. Investors and security holders of Northern Data may obtain free copies of (i) the Registration Statement and related information statement and all other relevant documents filed or that will be filed with the SEC by Rumble through the website maintained by the SEC at www.sec.gov, (ii) the EU Prospectus and the Offer Document through the website relating to the Offer (www.rumble-offer.com).

Neither the SEC, any U.S. state securities commission nor the BaFin has approved, disapproved or passed any comment upon the adequacy, accuracy or completeness of the disclosure in this press release. Any representation to the contrary is a criminal offense in the United States.

Rumble reserves the right to acquire further Northern Data shares in a manner other than in the context of the Offer on or off the stock exchange and/or enter into corresponding acquisition agreements during the offer period, in each case in accordance with applicable law. Any information about such purchases that is made public in Germany will also be made publicly available in the United States on a comparable basis, including by press release and/or by filing a Form 8-K with the SEC. Rumble is not obliged to adjust the offer consideration as a result of such acquisitions. There will also be no increase of the offer consideration for any other reason.

For investor inquiries, please contact:

Shannon Devine

MZ Group, MZ North America

203-741-8811

investors@rumble.com

Source: Rumble Inc.

Condensed Consolidated Interim Statements of Operations (Unaudited)

For the three months ended March 31,	2026	2025

Revenues	$25,459,796	$23,706,790

Expenses
Cost of services (content, hosting and other)	$26,997,183	$30,036,174
General and administrative	10,396,560	16,633,723
Research and development	5,739,914	4,789,111
Sales and marketing	8,532,481	3,638,926
Acquisition-related transaction costs	4,847,007	-
Amortization and depreciation	3,977,870	3,292,709
Change in fair value of digital assets	4,065,603	1,699,416

Total expenses	64,556,618	60,090,059

Loss from operations	(39,096,822)	(36,383,269)
Interest income	1,885,443	2,184,286
Other expense	(36,386)	(24,604)
Changes in fair value of warrant liability	7,000,386	21,904,704
Changes in fair value of derivative	-	9,700,000

Loss before income taxes	(30,247,379)	(2,618,883)
Income tax expense	(22,991)	(31,310)

Net loss	$(30,270,370)	$(2,650,193)

Loss per share – basic and diluted	$(0.12)	$(0.01)
Weighted-average number of common shares used in computing net loss per share - basic and diluted	261,055,788	237,051,968

Share-based compensation expense included in expenses:
Cost of services (content, hosting, and other)	$1,795,970	$1,526,580
General and administrative	1,962,948	6,284,311
Research and development	917,070	626,435
Sales and marketing	558,129	247,477

Total share-based compensation expense	$5,234,117	$8,684,803

Condensed Consolidated Interim Balance Sheets (Unaudited)

	March 31, 2026	December 31, 2025

Assets

Current assets
Cash and cash equivalents	$219,042,502	$237,919,453
Accounts receivable, net	12,533,368	11,859,231
Prepaid expenses and other	11,770,909	14,767,472
	243,346,779	264,546,156

Other non-current assets	903,581	1,123,781
Digital assets	14,384,759	18,450,362
Property and equipment, net	17,314,557	16,178,941
Right-of-use assets, net	1,528,947	1,868,458
Intangible assets, net	23,076,047	24,023,709
Goodwill	10,655,391	10,655,391
	$311,210,061	$336,846,798

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable and accrued liabilities	$34,966,930	$27,875,120
Deferred revenue	15,607,922	16,105,587
Lease liabilities	1,155,607	1,281,444
	51,730,459	45,262,151

Lease liabilities, net of current portion	421,182	633,128
Warrant liability	8,608,941	15,609,327
Other liability	500,000	500,000
	61,260,582	62,004,606
Commitments and contingencies (Note 13)

Shareholders’ equity (deficit)
Preferred shares ($0.0001 par value per share, 20,000,000 shares authorized, no shares issued or outstanding)	-	-
Common shares ($0.0001 par value per share, 700,000,000 Class A shares authorized, 215,750,581 and 215,736,576 shares issued and outstanding, as of March 31, 2026 and December 31, 2025, respectively; 170,000,000 Class C (and corresponding ExchangeCo Share) authorized, 123,690,470 and 123,690,470 shares issued and outstanding, as of March 31, 2026 and December 31, 2025, respectively; 110,000,000 Class D shares authorized, 95,791,120 and 95,791,120 shares issued and outstanding, as of March 31, 2026 and December 31, 2025, respectively)	773,440	773,439
Accumulated deficit	(595,666,674)	(565,396,304)
Additional paid-in capital	844,842,713	839,465,057
	249,949,479	274,842,192
	$311,210,061	$336,846,798

Condensed Consolidated Interim Statements of Cash Flows (Unaudited)

For the three months ended March 31,	2026	2025

Cash flows provided by (used in)

Operating activities
Net loss for the period	$(30,270,370)	$(2,650,193)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	3,977,870	3,292,709
Share-based compensation	5,234,117	8,684,803
Provision for credit losses	177,429	-
Non-cash lease expense	339,511	240,604
Net trade and barter revenue and expense	1,000,000	(118,873)
Change in fair value of warrants	(7,000,386)	(21,904,704)
Change in fair value of derivative	-	(9,700,000)
Change in fair value of digital assets	4,065,603	1,699,416

Changes in operating assets and liabilities:
Accounts receivable	(851,566)	(648,423)
Prepaid expenses and other	3,216,763	6,804,559
Accounts payable and accrued liabilities	5,338,847	(55,673)
Deferred revenue	(1,497,665)	104,266
Operating lease liabilities	(337,783)	(240,600)
Net cash used in operating activities	(16,607,630)	(14,492,109)

Investing activities
Purchase of property and equipment	(1,111,189)	(133,690)
Purchase of digital assets	-	(19,100,000)
Purchase of intangible assets	(1,158,595)	(612,689)
Net cash used in investing activities	(2,269,784)	(19,846,379)

Financing Activities
Taxes paid from net share settlement for share-based compensation	-	(358,418)
Proceeds from the exercise of warrants and stock options	463	1,395,963
Proceeds from issuance of Class A Common Stock	-	775,000,000
Repurchase of Class A Common Stock	-	(525,000,000)
Share issuance costs	-	(29,429,791)
Net cash provided by financing activities	463	221,607,754

Decrease (increase) in cash and cash equivalents during the period	(18,876,951)	187,269,266

Cash and cash equivalents, beginning of period	237,919,453	114,018,900
Cash and cash equivalents, end of period	$219,042,502	$301,288,166

Supplemental cash flow information:
Cash paid for lease liabilities	$331,763	$183,987
Cash paid for income taxes	17,391	33,755

Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued liabilities	1,752,965	85,758
Share-based compensation capitalized related to intangible assets	143,077	82,897

Reconciliation of GAAP to Non-U.S. GAAP Financial Measures

Reconciliation of Adjusted EBITDA (Unaudited)

For the three months ended March 31,	2026	2025

Net loss	$(30,270,370)	$(2,650,193)
Adjustments:
Amortization and depreciation	3,977,870	3,292,709
Share-based compensation expense	5,234,117	8,684,803
Interest income	(1,885,443)	(2,184,286)
Other expense	36,386	24,604
Income tax expense (benefit)	22,991	31,310
Change in fair value of warrants liability	(7,000,386)	(21,904,704)
Change in fair value of derivative	-	(9,700,000)
Change in fair value of digital assets	4,065,603	1,699,416
Acquisition-related transaction costs	4,847,007	-
Adjusted EBITDA	$(20,972,225)	$(22,706,341)